Compensation charged by real estate brokers is not set by law. Such charges are established by each real estate broker.

DIFFERENT BROKERAGE RELATIONSHIPS ARE AVAILABLE WHICH INCLUDE BUYER AGENCY, SELLER AGENCY, SUBAGENCY OR TRANSACTION-BROKER.

                    EXCLUSIVE RIGHT-TO-SELL LISTING CONTRACT
                          (FARM AND RANCH/VACANT LAND)
                                 (SELLER AGENCY)

                                                     Denver, Colorado   9/17/97


SOMATOGEN, INC. ("Seller") hereby irrevocably appoint(s) CB Commercial Real Estate Group, Inc., 1050 - 17th Street, Suite 800, Denver, Colorado 80265 ("Broker") as Seller's exclusive agent for the purposes and under the terms specified herein, and the parties agree:

     1. PURPOSE OF AGENCY. The purpose of this agency contract ("Listing Contract") is to engage the efforts of Broker to accomplish the sale of real property legally described as:

                          Lot 8 Flatiron Industrial Park 5

also known as 2400 - 55th Street, Boulder, Colorado 80301, together with the following water rights: None the following water stock: None all well rights, reservoir or storage rights, if any; all pumping or well equipment, if any, the following growing crops: None and all items of personal property to be conveyed pursuant to Section 8 (collectively, the "Property").

     2. BROKER'S SERVICES. Broker is a limited agent of the Seller and will represent only Seller.
         (a) Broker shall promote the interests of the Seller with the utmost good faith, loyalty and fidelity, including, but not limited to:
              (1) Seeking a price and terms which are acceptable to the Seller, except that Broker shall not be obligated to seek additional offers to purchase the Property while the Property is subject to a contract for sale;

              (2) Presenting all offers to and from the Seller in a timely manner regardless of whether the Property is subject to a contract for sale;
              (3) Disclosing to the Seller adverse material facts actually known by the Broker;
              (4) Counseling the Seller as to any material benefits or risks of a transaction actually known by the Broker;
              (5) Advising the Seller to obtain expert advice as to material matters about which the Broker knows but the specifics of which are beyond the expertise of the Broker;
              (6) Accounting in a timely manner for all money and property received; and
              (7) Informing the Seller that such Seller may be vicariously liable for the acts of such Seller's agent or any subagent when the Broker is acting within the scope of the agency relationship;
         (b) Broker shall not disclose the following information without the informed consent of the Seller:
              (1) That the Seller is willing to accept less than the asking price for the Property;
              (2) What the motivating factors are for the Seller to sell the Property;
              (3) That the Seller will agree to financing terms other than those offered;
              (4) Any material information about the Seller unless the disclosure is required by law or failure to disclose such information would constitute fraud or dishonest dealing; or
              (5) Any  facts or  suspicions  regarding  circumstances  which may
              psychologically   impact  or  stigmatize   any  real  property
              pursuant to Colorado law.
         (c) Broker shall disclose to any prospective buyer all adverse material facts actually known by Broker including but not limited to adverse material facts pertaining to the title to the Property and the physical condition of the Property, any material defects in the Property, and any environmental hazards affecting the Property which are required by law to be disclosed.

     3. SALE. "Sale of the Property" or "Sale" means the voluntary transfer or exchange of any interest in the Property or the voluntary creation of the right to acquire any interest in the Property.

     4. EFFECT OF THIS LISTING CONTRACT. By this appointment, Seller agrees to conduct all negotiations for the Sale of the Property only through Broker, and to refer to Broker all inquiries received in any form from real estate brokers, salespersons, perspective buyers, tenants or any other source during the time this Listing Contract is in effect. Seller authorizes Broker to disclose any facts about the Property. In addition, Seller agrees that any Broker compensation which is conditioned upon the Sale of the Property shall be earned by Broker as set forth herein without any discount or allowance for any efforts made by Seller or by any representative of Seller in connection with the Sale of the Property.

     5. THE LISTING PERIOD. Broker's authority shall begin September 17, 1997 and shall continue through September 17, 1998 ("Listing Period").

     6.  PRICE AND TERMS.  Price: U.S. $3,500,000.00    Terms:  Cash.  Minimum
amount of earnest money deposit - Acceptable to owner.

     7. DEPOSITS. Broker is authorized to accept earnest money deposits pursuant to a proposed Sale contract. Broker is authorized to deliver the earnest money deposit to the closing agent, if any, at or before the closing of the Sale contract.

     8. Intentionally omitted from contract.

     9. TITLE AND ENCUMBRANCES. Seller represents to Broker that title to the Property is solely in Seller's name. Seller shall deliver to Broker true copies of all relevant title materials, lease(s) and survey(s) in Seller's possession and shall disclose to Broker all easements, liens and encumbrances, if any, on the Property of which Seller has knowledge. Seller authorizes the holder of any obligation secured by an encumbrance on the Property to disclose to Broker the amount owing on said encumbrance and the terms thereof.

         In case of Sale, Seller agrees to convey, by a special Warranty deed, only that title Seller has in the Property. All monetary encumbrances (such as mortgages, deeds of trust, liens, financing statements) shall be paid by Seller and released except as Seller and buyer may otherwise agree. Existing monetary encumbrances are as follows: none. The Property is subject to the following leases and tenancies: none.

     10. EVIDENCE OF TITLE. Seller agrees to furnish buyer, at Seller's expense, a commitment for, and a policy of, title insurance to the Property certified to a current date in the amount specified by any Sale contract.

     11. PRORATIONS. General taxes for the year of closing, based on the taxes for the calendar year immediately preceding closing, rents, water and sewer charges, owner's association dues and interest on continuing loans(s), if any, shall be prorated to date of closing.

     12. POSSESSION. Possession of the Property shall be delivered to buyer as follows: upon delivery of deed, subject to leases and tenancies as described in
Section 9.

     13. MATERIAL DEFECTS -- BROKER DISCLOSURES -- INSPECTION. Seller agrees that any defects of a material nature (including, but not limited to, structural defects; soil conditions; violations of health, zoning or building laws; nonconforming uses and zoning variances) actually known by Broker must be disclosed by Broker to any prospective buyer. Seller agrees that any buyer may have the Property and inclusions inspected.

     14. COMMISSION TO BROKER.
         (a) Commission. In consideration of the services to be performed by Broker, Seller agrees to pay Broker as follows:
              (1) Sale Commission: 6% of the gross sales price in U.S. dollars.
         (b) When Earned. Such commission shall be earned upon the happening of any of the following:
              (1) Any Sale of the  Property  within  the Listing Period by
                  Seller, by Broker or by any other person;
              (2) Intentionally omitted from contract.
              (3) Any Sale of the Property within 90 calendar days subsequent to the  expiration of the Listing Period  ("Holdover  Period") to
                  anyone  with  whom  Broker   negotiated  and  whose  name  was
                  submitted, in writing, to Seller by Broker during the Listing Period (including any extensions thereof).
         (c) When Applicable and Payable. The commission obligation shall apply to a Sale made during the Listing Period or made during any extension of such original or extended term. The commission described in subsection (a)(1) shall be payable at the time of the closing of the Sale as contemplated by subsection (b)(1) or
              (b)(3).

     15.   LIMITATION  ON  BROKER'S   COMPENSATION.   Broker  shall  not  accept
compensation from the buyer, the buyer's agent, or any entity participating in or providing services for the Sale without the written consent of Seller.

     16. OTHER BROKERS, ASSISTANCE -- MULTIPLE LISTING SERVICE.
         (a) Broker shall seek assistance from and offer compensation to the following brokers outside of the listing company:
              (1) Intentionally omitted from contract.
              (2) Brokers representing the buyer ("Buyer Agents"), (Buyer Agents representing the buyer owe duties of utmost good faith, loyalty and fidelity to buyer only. Seller is not vicariously liable for the acts of Buyer Agents). Broker will offer compensation to Buyer Agents as follows: 50% of total commission.
              (3) Brokers assisting the buyer in the transactions but not acting as agents ("Transaction-Brokers"). (Transaction-Brokers must exercise reasonable skill and care for the parties. Seller is not vicariously liable for the acts of Transaction-Broker). Broker will offer compensation to Transaction-Broker as follows: 50% of total commission.
          (b) Broker will not submit the Property to a multiple listing service.

     17. IN-COMPANY DUAL AGENCY AND TRANSACTION-BROKER. If a written Dual Agency Addendum or Transaction-Broker Addendum is signed by Seller, Broker may show Property to buyers represented or assisted by Broker.

     18. FORFEITURE OF PAYMENTS. In the event of a forfeiture of payments made by a buyer, the sums received shall be divided between Broker and Seller, one-half thereof to Broker, but not to exceed the commission agreed upon herein, and the balance to Seller.

     19. COST OF SERVICES; REIMBURSEMENT. Unless otherwise specified in Section 28, Broker shall bear all expenses incurred by Broker, if any, to market Property and to compensate cooperating brokers, if any. Broker will not obtain or order any other products or services unless Seller agrees in writing to pay for them promptly when due. Unless otherwise agreed, Broker shall not be obligated to advance funds for the benefit of Seller in order to complete a closing (Examples: surveys, radon tests, soil tests, title reports, engineering studies). Seller shall reimburse Broker for payments made by Broker for such other products or services authorized by Seller.

     20. MAINTENANCE OF THE PROPERTY. Seller agrees that Broker shall not be responsible for maintenance of the Property nor shall Broker be liable for damage of any kind occurring to the Property, unless such damage shall be caused by the negligence of Broker.

     21. OTHER SELLERS. Seller acknowledges that Broker may have agreements with other sellers to market and sell their properties.

     22. NONDISCRIMINATION. The parties agree not to discriminate unlawfully against any prospective buyer because of the race, creed, color, sex, marital status, national origin, familial status, physical or mental handicap, religion or ancestry of such person.

     23. RECOMMENDATION OF LEGAL COUNSEL. By signing this document, Seller acknowledges that Broker has advised that this document has important legal consequences and has recommended consultation with legal and tax or other counsel, before signing this contract.

     24. ALTERNATIVE DISPUTE RESOLUTION: MEDIATION. If a dispute arises relating to this contract, and is not resolved, the parties involved in such dispute (Disputants) shall first proceed in good faith to submit the matter to mediation. The Disputants will jointly appoint an acceptable mediator and will share equally in the cost of such mediation. In the event the entire dispute is not resolved within thirty (30) calendar days from the date written notice requesting mediation is sent by one Disputant to the other(s), the mediation, unless otherwise agreed, shall terminate. This section shall not alter any date in this contract, unless otherwise agreed.

     25. ATTORNEY FEES. In case of arbitration or litigation between Seller and Broker in their respective capacities, the parties agree that costs and reasonable attorney fees shall be awarded to the prevailing party.

     26. MODIFICATION OF THIS LISTING CONTRACT. No subsequent modification of any of the terms of this Listing Contract shall be valid, binding upon the parties, or enforceable unless made in writing and signed by the parties.

     27. ENTIRE AGREEMENT. This listing Contract constitutes the entire agreement between the parties relating to the subject hereof, and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this Listing Contract.

     28. ADDITIONAL PROVISIONS: (The language of these additional provisions, Sections 29 and 30, has not been approved by the Colorado Real Estate Commission.)

     29. If any of the following parties enters into a purchase contract for the subject property within the first 45 days of this Exclusive Right to Sell Agreement, then "No broker fee will be due." Broker shall be due one quarter (1/4) of the fee stated herein should one of the following parties enter into a purchase contract during the second 45 days and 100% after 90 days of listing. These parties are:

         1)   Flatiron Park Company or any of its Agents - Larry Frey
         2)   WW Reynolds Company
         3)   Boulder County

     30. If the Property is sold as part of a contract to the sale of 5600 Flatiron Parkway ("CMF-1") by Binswanger, a Broker retained by the Seller for the purpose of selling CMF-1, then Binswanger shall be entitled to 50% of the total commission.

     31. COPIES OF AGREEMENT. This Listing Contract is executed in multiple copies and Seller acknowledges receipt of one copy of this Listing Contract signed by Broker.

     32. COUNTERPARTS. If more than one person is named as a Seller herein, this Listing Contract may be executed by each Seller individually and when each Seller has executed a copy of this Listing Contract such copies taken together shall be deemed to be a full and complete contract between the parties.

Accepted:  CB Commercial Real Estate Group,  Inc.       Somatogen, Inc.
           --------------------------------------       ---------------
           Broker                                       Seller

By:        Stan S. O'Dell                               Timothy D. Hoogheem
Address:   1050 - 17th Street, Suite 800                2545 Central Avenue
           Denver, Colorado  80265                      Suite FD1
Phone:     (303) 628-7400                               Boulder, Colorado 80301
                                                        (303) 440-9988

                              DUAL AGENCY ADDENDUM
                          (For In-Company Transactions)


1. AMENDMENT TO AGENCY CONTRACT: This Dual Agency Addendum is part of a Listing Contract dated September 17, 1997 between the broker named below and its sales agents ("Broker") and the undersigned Buyer or Seller. If this addendum is used with a lease or rental transaction, the word "Seller" shall mean "Landlord" and the word "Buyer" shall mean "Tenant". This Addendum will control in the event of any conflict with the contract to which it is attached.

2. LIMITATION ON BROKER'S AGENCY OBLIGATIONS. When acting as the agent for one party (either Buyer or Seller), Broker has duties and obligations which include utmost good faith, loyalty and fidelity to that one principal. If the principal consents, however, Broker may act as a Dual Agent when both the Seller and Buyer have an agency relationship with the same real estate company ("In-Company Transaction"). A Dual Agent is a broker engaged as a limited agent for both Seller and Buyer. Dual agency creates a conflict of interest because Broker's duties and obligations of confidentiality, full disclosure and loyalty to one party conflict with those same duties to the other. Seller and Buyer may be vicariously liable for acts of a Dual Agent.

     a. If this addendum is signed by Seller, Broker will act only as the exclusive agent for Seller when the Property is shown to a prospective buyer who has a working relationship with another licensed real estate company, but will act only as a Dual Agent in an In-Company Transaction.

     b. If this addendum is signed by Buyer, Broker will act only as the exclusive agent for Buyer when showing properties that are not listed with Broker, but will act only as a Dual Agent in an In- Company Transaction.

The remaining provisions of this addendum describe significant changes to the obligations of Broker when acting as a Dual Agent in an In-Company Transaction.

3. MATTERS THAT CAN BE DISCLOSED BY A DUAL AGENT. Except as set forth in Section 4, Broker, when acting as a Dual Agent, may disclose any information to one party that Broker gains from the other party if the information is relevant to the transaction or party.

4. MATTERS THAT CANNOT BE DISCLOSED BY A DUAL AGENT. Broker, when acting as a Dual Agent, shall not disclose the following information without the prior consent of Seller and Buyer.
     a. That Buyer is willing to pay more than the purchase price offered for the property;
     b. That Seller is willing to accept less than the asking price for the property;
     c. What the motivating factors are for any party buying or selling the property;
     d. That Seller or Buyer will agree to financing terms other than those offered;
     e. Any  material  information about the other party unless either:
        (1) the disclosure is required by law,
        (2) the disclosure pertains to adverse material facts about Buyer's financial ability to perform the terms of the transaction,
        (3) the disclosure pertains to Buyer's intent to occupy the property as a principal residence, or (4) failure to disclose such information would constitute fraud or dishonest dealing.

5. ADDITIONAL PROVISIONS. Notwithstanding any provision contained in the Agreement, Somatogen will not be obligated to pay to CB Commercial any commission, fee or any other compensation including, but not limited to the Commission Fee, pursuant to the Listing Contract or otherwise, if Somatogen sells, leases, conveys, or in any other way transfers the Property to any party that was introduced to Somatogen through an entity or individual (such entity or individual, an "Investment Bank") that has a written agreement with Somatogen which obligates Somatogen to pay a fee to such Investment Bank in connection with a transaction involving Somatogen.


Accepted:    Somatogen, Inc..

Seller:   Timothy D. Hoogheem                        Date:   9/17/97


Broker:  CB Commercial Real Estate Group, Inc.

By:  Stan S. O'Dell                                  Date:   9/18/97

                                   ADDENDUM A
                                       TO
                    EXCLUSIVE RIGHT-TO-SELL LISTING CONTRACT
                                      DATED
                               SEPTEMBER 17, 1997
                                     between
                           SOMATOGEN, INC. ("SELLER")
                                       and
                CB COMMERCIAL REAL ESTATE GROUP, INC. ("BROKER")
                            (the "Listing Contract")


     THIS ADDENDUM A (this "Addendum") is attached to and made part of the above-referenced Listing Contract. In the event of the existence of any conflict between the terms set forth in the Listing Contract and the terms set forth in this Addendum, the terms set forth in this Addendum shall control. As used in this Addendum, the term "Listing Contract" shall mean the Listing Contract as amended and supplemented by this Addendum.

     1. Price and Terms. The price for the Property set forth in Section 6 of this Listing Contract, and the other terms for the sale of the Property set forth in Sections 6 through 12 of this Listing Contract, are provided only as guidelines to be used by Broker in presenting the Property to prospective purchasers. Seller reserves the right to change such price and any of such terms at any time and from time to time. Seller shall have no obligation to sell the Property, or to enter into any contract for the sale of the Property, at such price or upon any of such terms.

     2. Commission Earned Upon Closing. No commission shall be earned by Broker, and no commission shall be payable by Seller, except upon the consummation of the closing of the sale by Seller of the Property in accordance with the terms set forth in this Listing Contract. No commission shall be payable under this Listing Contract unless and until the closing of the sale of the Property occurs, without regard to the reason why a closing failed to occur. Without limiting the generality of the foregoing, no commission shall be payable in the event that: (i) Seller fails to acquire the Property, (ii) Seller refuses or fails to enter into a contract for sale with any purchaser, regardless of the terms provided in such contract, (iii) Seller fails or refuses to close the sale of the Property which Seller has contracted to sell, regardless of whether such failure constitutes a breach by Seller under such contract, or (iv) the closing of a sale of the Property fails to occur for any other reason, including both reasons which are in the control of Seller and reasons which are not in the control of Seller.

     3. Determination of Co-ops: Indemnity. Broker shall be responsible for determining whether any other broker, salesman, or agent is entitled to a co-op commission or other compensation on any sale of the Property for which a commission is payable to Broker under the terms of this Listing Contract. Broker shall indemnify, defend and hold harmless Seller from and against any and all claims for co-op commissions or other compensation payable to any other broker, salesman or agent as a result of the Property hereunder; provided that Broker does not hereby indemnify Seller against any claims for commissions, fees, or other compensation payable to any other broker, salesman, or agent arising from the sale of the Property to the extent such claims are based upon any specific agreement or undertaking made by Seller outside of this Listing Agreement.

     4. As Is Sale. Broker shall market the Property "As Is," without representation or warranty of any kind from Seller as to any matter whatsoever.

     5. Termination. Seller may terminate this Listing Contract at any time, for any reason or no reason, upon 15 days written notice to Broker, subject to
Section 14(b)(3) of this Listing Contract.

     6. No Assignment. Neither party hereto shall be permitted to assign this Listing Contract without the prior written consent of the other party hereto.

     7. Governing Law. The validity and effect of this Listing Contract shall be determined in accordance with the laws of the State of Colorado.

     8. Facsimile. Facsimile signatures are acceptable to and binding upon all parties to this Listing Contract.